EXHIBIT 11
                                 TIDEWATER INC.
                   EARNINGS PER SHARE COMPUTATION INFORMATION

                                                                                                           SIX MONTHS ENDED
                                                                 YEARS ENDED MARCH 31,                        SEPTEMBER 30,
                                                     ---------------------------------------------      ----------------------
                                                          1993             1994           1995            1994           1995
-----------------------------------------------------------------------------------------------------------------------------
                                                                                 (in thousands, except per share data)
Net earnings from continuing operations             $    27,809           36,130         42,628          25,768         37,741
Discontinued operations                                   3,099            ---            ---             ---            ---
Extraordinary loss on early debt retirement               ---            (11,970)         ---             ---            ---
CUMULATIVE EFFECT OF ACCOUNTING CHANGE                   (6,640)           ---            ---             ---            ---
----------------------------------------------------------------------------------------------------------------------------
Net earnings                                        $    24,268           24,160         42,628          25,768         37,741
==============================================================================================================================

Weighted average common shares outstanding           52,653,905       52,946,031     53,133,295      53,076,455     53,276,563
INCREMENTAL SHARES APPLICABLE TO STOCK OPTIONS          419,668          371,470        272,719         328,198        399,638
------------------------------------------------------------------------------------------------------------------------------
Weighted Average Common Shares and
  Equivalents                                        53,073,573       53,317,501     53,406,014      53,404,653     53,676,201
==============================================================================================================================

Primary and fully-diluted earnings per common share:
  Continuing operations                           $        0.53             0.67            .80            0.48           0.70
  Discontinued operations                                  0.06            ---            ---             ---            ---
  Extraordinary loss on early debt retirement             ---               (.22)         ---             ---            ---
  CUMULATIVE EFFECT OF ACCOUNTING CHANGE                   (.13)           ---            ---             ---            ---
----------------------------------------------------------------------------------------------------------------------------
  Net earnings                                    $        0.46             0.45            .80            0.48           0.70
==============================================================================================================================

The above earnings per share (EPS) calculations are submitted in accordance with APB Opinion No. 15. An EPS calculation in accordance with Regulation S-K item 601(b)(11) is not shown above because it produces an anti-dilutive result. The following information is disclosed for purposes of calculating the anti-dilutive EPS for fiscal years 1994 and 1993:

                                                                                                          SIX MONTHS ENDED
                                                                YEARS ENDED MARCH 31,                       SEPTEMBER 30,
                                                       -----------------------------------------       -----------------------
                                                          1993             1994           1995            1994           1995
-----------------------------------------------------------------------------------------------------------------------------
Shares attributable to assumed conversion of
  convertible subordinated debentures                 1,885,400        1,840,880          ---             ---            ---

Interest expense (in thousands) applicable to
  convertible subordinated debentures, net of
  income taxes                                     $      2,743            2,377          ---             ---            ---
============================================================================================================================